Exhibit 5.1
Consent of PricewaterhouseCoopers LLP
We hereby consent to the incorporation by reference in the Registration Statement on Form F-10 of Alexco Resource Corp. (“the Registration Statement”) of our report dated September 28, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Alexco Resource Corp. which appears in its Annual Report on Form 40-F for the year ended June 30, 2009.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Chartered Accountants
Vancouver, British Columbia
February 1, 2010